Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc. Announces Amendment to Credit Agreement

Phoenix, AZ, June 29, 2023 — Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today that it has closed an amendment of its credit agreement.

Under the terms of the amendment, Orion used borrowings from its currently undrawn $425 million senior revolving credit facility (the “Revolving Facility”) to repay and retire the outstanding balance of its $175 million senior term loan facility scheduled to mature on November 12, 2023. The amendment also provides Orion with the option to extend the Revolving Facility for an additional 18 months to May 12, 2026 from the current scheduled maturity of November 12, 2024. The extension option is subject to customary conditions including the payment of an extension fee.

The amendment also effected certain other modifications to the credit agreement, including those described in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

Wells Fargo Bank, National Association will remain the administrative agent for the Company’s credit agreement, and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and TD Bank, N.A, acted as joint lead arrangers for the amendment.

Paul McDowell, Orion’s Chief Executive Officer and President, commented, “We are very pleased to have concluded this amendment which will retire our maturing term loan facility while continuing to provide Orion with access to liquidity and an extended loan term to continue to execute on the Company’s business plan. We’d like to thank our lenders for their confidence in Orion and our strategic direction.”

About Orion Office REIT Inc.

Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.

Investor Relations:

Email: investors@onlreit.com

Phone: 602-675-0338

Forward-Looking Statements

Information set forth in this press release includes “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Factors that may affect future results include: the risk of rising interest rates, such as that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner or at all; conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions; the extent to which changes in workplace practices and office space utilization, including remote work arrangements, will continue and the impact that may have on demand for office space at our properties; our ability to comply with the terms of our credit agreement; changes in the real estate industry and in the performance of financial markets and interest rates and our ability to effectively hedge against interest changes; and our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner or at all. Additional factors that may affect future results are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.